UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) June 11, 1997

                       CENTURY TELEPHONE ENTERPRISES, INC.
             (Exact name of Registrant as specified in its charter)

     Louisiana                     1-7784                       72-0651161
     (State of                (Commission file                (IRS Employer
   incorporation)                  number)                  Identification No.)


   100 Century Park Drive, Monroe, Louisiana                       71203
    (Address of principal executive offices)                     (Zip Code)

    Registrant's telephone number, including area code - (318)388-9500

ITEM 5.    Other Events - Execution of agreement to purchase Pacific
                          Telecom, Inc.

      Century Telephone Enterprises, Inc. ("Century") has agreed to purchase from PacifiCorp Holdings, Inc. ("PHI") all of the stock of Pacific Telecom, Inc. ("PTI") in exchange for $1.523 billion cash in accordance with a Stock Purchase Agreement dated as of June 11, 1997 by and among PHI, PTI, Century and Century Cellunet, Inc. (the "Agreement"). The consideration to be paid to PHI was determined through arm's length negotiations between Century and PHI. Century has obtained a commitment from NationsBank, N.A. to fund the purchase price through a five-year $1.6 billion credit facility.

      PTI and its operating subsidiaries provide local exchange telephone service to approximately 570,000 access lines in 12 states (excluding the pending acquisition of 70,000 access lines) and cellular telephone service to approximately 96,000 subscribers in three states. PTI also owns certain other wireless and cable television assets, and operates the eastern portion of a trans-Pacific fiber optic cable.

      Consummation of the acquisition is subject to (i) the receipt of approvals from public service commissions in several states, (ii) the receipt of approval from the Federal Communications Commission, (iii) the filing of notification reports under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and (iv) certain other customary closing conditions. Century currently anticipates that the transaction will be consummated during the first quarter of 1998. Under the Agreement, the purchase price will be reduced $166,667 per day for every day that the closing precedes March 31, 1998. Conversely, the purchase price will be increased $166,667 for each day during the second quarter of 1998 as to which the closing is delayed past March 31, 1998. Under Section 11.1 of the Agreement, Century may terminate the Agreement upon payment of a $10 million termination fee.

      The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 2.1 hereto. Additional information relating to PTI and the Agreement is set forth in Century's press release announcing the transaction, which is filed as Exhibit
99.1 hereto.

ITEM 7.     Financial Statements and Exhibits

      (a)  Financial statements of businesses acquired.

           Not applicable.

      (b)  Pro forma financial information.

           Not applicable.

      (c)  Exhibits.

           2.1 - Stock Purchase Agreement, dated as of June 11, 1997, by and among PacifiCorp Holdings, Inc., Pacific Telecom, Inc., Century Telephone Enterprises, Inc. and Century
           Cellunet, Inc.

           Pursuant to the regulations of the Securities and Exchange Commission, all schedules and exhibits to the foregoing agreement have been intentionally omitted from this Report. The foregoing agreement contains a complete listing of all schedules and exhibits. Century agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

           99.1 - Press Release issued June 13, 1997 disclosing execution of the Stock Purchase Agreement.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    CENTURY TELEPHONE ENTERPRISES, INC.


                                       By:  /s/ Murray H. Greer
                                       --------------------------------
                                              Murray H. Greer
                                                Controller

Dated :  June 24, 1997.